Exhibit 21

Subsidiaries	State or Other Jurisdiction of Organization
ADCO Europe Holding GmbH	Germany
ADCO Global, Inc.	Delaware
ADCO Products, LLC	Delaware
Adhezion Biomedical, LLC	Delaware
Apollo Chemicals Limited	United Kingdom
Apollo Construction Solutions Limited [2]	United Kingdom
Apollo Roofing Solutions Limited [2]	United Kingdom
Asfaltos Y Pegamentos S. de R.L. de C.V.	Mexico
Bacon Acquisitions, LLC	Oklahoma
Beardow Adams A.B.	Sweden
Beardow Adams do Brasil Adhesives Ltda	Brazil
Beardow Adams GmbH	Germany
Beardow Adams Holdings Ltd	United Kingdom
Beardow Adams Hot Melt Werk GmbH	Germany
Beardow Adams OY	Finland
Beardow Adams S.A.S.	Colombia
Beardow Adams Singapore Pte Ltd	Singapore
Beardow and Adams (Adhesives) Limited	United Kingdom
BeardowAdams, Inc.	North Carolina
Chemical Supply Corporation, S.A.	Panama
Chongqing ZKLT Polymer Materials Co., Ltd.	China
Chongqing ZKLT Polymer Materials Co., Ltd. (Beijing Branch)	China
Cyberbond CS s.r.o. Cyberbond Group	Czech Republic
Cyberbond Europe GmbH	Germany
Datac Adhesives Limited	United Kingdom
Engent, Inc.	Georgia
Eternabond, LLC	Delaware
Fourny NV	Belgium
Gabaldo Holdings Ltd	Cyprus
H.B. Fuller (Barbados) I SRL	Barbados
H.B. Fuller (China) Adhesives Ltd.	China
H.B. Fuller (Guangzhou) Adhesives Co., Ltd.	China
H.B. Fuller (Nanjing) Chemical Co., Ltd.	China
H.B. Fuller (New Zealand) Limited	New Zealand
H.B. Fuller (Philippines), Inc.	Philippines

H.B. Fuller (Shanghai) Co. Ltd.	China
H.B. Fuller (Suzhou) Advanced Material Co., Ltd.	China
H.B. Fuller (Thailand) Co., Ltd.	Thailand
H.B. Fuller (Vietnam) Company Limited	Vietnam
H.B. Fuller (YanTai) Advanced Materials Co., Ltd.	China
H.B. Fuller Adhesive Systems LLC	Oklahoma
H.B. Fuller Adhesives Deutschland GmbH	Germany
H.B. Fuller Adhesives France SAS	France
H.B. Fuller Adhesives Hong Kong Limited	Hong Kong SAR
H.B. Fuller Adhesives Italia S.r.L.	Italy
H.B. Fuller Adhesives Malaysia Sdn. Bhd.	Malaysia
H.B. Fuller Adhesives Mauritius Ltd.	Mauritius
H.B. Fuller Adhesives S.A.E.	Egypt
H.B. Fuller Argentina, S.A.I.C.	Argentina
H.B. Fuller Austria GesmbH	Austria
H.B. Fuller Belgie BVBA	Belgium
H.B. Fuller Benelux B.V.	Netherlands
H.B. Fuller Brasil, Ltda.	Brazil
H.B. Fuller Brasil, Ltda. - Branch office Curitiba Purana	Brazil
H.B. Fuller Canada (partnership)	Canada
H.B. Fuller Canada Holding Co.	Canada
H.B. Fuller Canada Investment Co.	Canada
H.B. Fuller Centroamerica, S.A.	Costa Rica
H.B. Fuller Chemie GmbH	Germany
H.B. Fuller Chile SpA	Chile
H.B. Fuller Colombia S.A.S.	Colombia
H.B. Fuller Company Australia Pty. Ltd.	Australia
H.B. Fuller Company Australia Pty. Ltd. (New Zealand Branch) [2]	New Zealand
H.B. Fuller Construction Products Inc.	Minnesota

H.B. Fuller Deutschland GmbH	Germany
H.B. Fuller Deutschland Holding GmbH	Germany
H.B. Fuller Deutschland Produktions GmbH	Germany
H.B. Fuller Egymelt, a limited liability company	Egypt
H.B. Fuller Egypt Investment LLC	Egypt
H.B. Fuller Egypt Trade LLC	Egypt
H.B. Fuller Europe GmbH	Switzerland
H.B. Fuller Finance (Ireland) Unlimited Company	Ireland
H.B. Fuller Finance Luxembourg S.a.r.l.	Luxembourg
H.B. Fuller France	France
H.B. Fuller Greece S.A.I.C.	Greece
H.B. Fuller Guatemala, S.A.[2]	Guatemala
H.B. Fuller India Adhesives Private Limited	India
H.B. Fuller Industrial Inc.	Delaware
H.B. Fuller International Holdings Corp.	Delaware
H.B. Fuller International Holdings Corp. (Hong Kong Branch)	Hong Kong SAR
H.B. Fuller International Holdings Corp. (Vietnam Branch)	Vietnam
H.B. Fuller Italia s.r.l.	Italy
H.B. Fuller Japan G.K.	Japan
H.B. Fuller Kenya Limited	Kenya
H.B. Fuller Kimya Sanayi Ticaret Anonim Sirketi	Turkey
H.B. Fuller Korea Co., Ltd.	Korea, Republic Of
H.B. Fuller Latin America Adhesives S.A.	Panama
H.B. Fuller Latin America Shared Services, S.R. Ltda	Costa Rica

H.B. Fuller Lebanon S.A.R.L.[1]	Lebanon
H.B. Fuller Luxembourg Group S.a.r.l.	Luxembourg
H.B. Fuller Luxembourg Holdings S.a.r.l.	Luxembourg
H.B. Fuller Mexico, S.A. de C.V.	Mexico
H.B. Fuller Namekagon Ltd.	United Kingdom
H.B. Fuller Netherlands Holding B.V.	Netherlands
H.B. Fuller Pension Trustees Limited	United Kingdom
H.B. Fuller Poland Sp.Z.o.o.	Poland
H.B. Fuller Portugal - SGPS, Lda.	Portugal
H.B. Fuller Portugal, Produtos Quimicos, S.A.	Portugal
H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	Luxembourg
H.B. Fuller Rus Ltd.	Russian Federation
H.B. Fuller Singapore Pte. Ltd.	Singapore
H.B. Fuller Sverige AB	Sweden
H.B. Fuller Taiwan Co., Ltd.	Taiwan, Province of China
H.B. Fuller U.K. Holding Limited	United Kingdom
H.B. Fuller U.K. Limited	United Kingdom
H.B. Fuller U.K. Manufacturing Limited	United Kingdom
H.B. Fuller UK Sales Ltd.	United Kingdom
H.B. Fuller Uruguay, S.A. [2]	Uruguay
H.B. Fuller Venezuela, C.A.[1]	Venezuela
H.B. Fuller, Isar-Rakoll, S.A.	Portugal
HB Fuller Espana, S.L.U.	Spain
HB Fuller Middle East FZE	United Arab Emirates
HB Fuller South Africa (Pty) Ltd	South Africa
HBF Realty Corporation	Philippines
Koemmerling (Nanjing) Advanced Materials Co. Ltd.	China
Koemmerling (Nanjing) Advanced Materials Co. Ltd. (Beijing Branch)	China
Koemmerling Hong Kong Limited	Hong Kong SAR
Kömmerling Chemische Fabrik GmbH	Germany
Kommerling UK Limited	United Kingdom
Lemtapes OY	Finland

Nine Sticks BV	Belgium
PT H.B. Fuller Indonesia	Indonesia
PT. HBFuller Adhesives Indonesia	Indonesia
Resistol, S.A [2]	Guatemala
Royal Acquisition Corp.	Delaware
Royal Adhesives & Sealants Canada Ltd.	Canada
Royal Adhesives and Sealants, LLC	Delaware
Royal Holdings, Inc.	Delaware
Seneca Polymer Co.	Minnesota
Simpsonville Polymer Co.	Delaware
Simpsonville Properties LLC	Delaware
Tonsan Adhesive, Inc.	China
Tonsan Suzhou Adhesive Co., Ltd.	China
Willimmo NV	Belgium
XChem International LLC	United Arab Emirates

Joint Ventures
Sekisui-Fuller Co. Ltd.	Japan

[1] Inactive entities
[2] To be liquidated